UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2021 (October 1, 2021)

Finch Therapeutics Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40227	82-3433558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Inner Belt Road, Suite 400 Somerville, Massachusetts 02143	02143
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 229-6499

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FNCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2021, the Board of Directors (the “Board”) of Finch Therapeutics Group, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, increased the size of the Board from eight members to nine members, and elected Samuel Allen Hamood to the Board, effective immediately, to serve as a Class I director whose term will expire at the Company’s 2022 Annual Meeting of Stockholders.

The Board determined that Mr. Hamood qualifies as independent under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission and applicable Nasdaq listing standards.

On October 1, 2021, Mr. Hamood was also appointed to serve as the chairperson of the newly formed Finance Committee of the Board.

There are no family relationships between Mr. Hamood and any director or executive officer of the Company, and he does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Hamood will be compensated in accordance with the Company’s standard compensation arrangements for non-employee directors. Pursuant to the Company’s Non-Employee Director Compensation Policy (the “Policy”) which was recently amended in October 2021 to set forth the compensation for the newly formed Finance Committee, Mr. Hamood will receive an annual cash retainer in the amount of $35,000 for service on the Board, an additional annual cash retainer in the amount of $5,000 for service as a member of the Finance Committee and an additional annual cash retainer in the amount of $10,000 for service as the chairperson of the Finance Committee. These retainers will be payable in arrears in four equal quarterly installments within thirty days after the end of each calendar quarter, provided that the amount of such payment will be prorated for any portion of such quarter that Mr. Hamood is not serving on the Board or a committee. The Company will also reimburse Mr. Hamood for reasonable out-of-pocket expenses in connection with attending Board and committee meetings.

In addition to cash compensation, Mr. Hamood will be eligible to receive equity compensation under the Policy. Each option granted under the Policy will be a nonstatutory stock option granted under the Company’s 2021 Equity Incentive Plan (the “Plan”) and will have an exercise price per share equal to the fair market value of a share of common stock on the date of grant. Any options granted under the Policy will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the director’s continuous service with the Company. Vesting schedules for equity awards will be subject to Mr. Hamood’s continuous service on each applicable vesting date. Upon Mr. Hamood’s termination from the Board for any reason, his options granted under the Policy shall remain exercisable for three months following his date of termination (or such longer period as the Board may determine in its discretion on or after the date of grant of such options). Notwithstanding any vesting schedule, if Mr. Hamood remains in continuous service with the Company until immediately prior to the closing of a change in control (as such term is defined in the Plan), the shares subject to his then-outstanding initial or annual equity awards that were granted pursuant to the Policy will become fully vested immediately prior to the closing of such change in control.

In accordance with the Policy, on October 1, 2021, Mr. Hamood was granted an initial, one-time equity award of options to purchase the Company’s common stock with a grant date fair value of $200,000. The award consists of an option to purchase 25,543 shares of the Company’s common stock with an exercise price of $12.94, which was the closing price of the Company’s common stock on the date of grant. The option has a ten-year term, and one-third of the shares underlying the option will vest on the first anniversary of the date of grant, with the remainder vesting in equal monthly installments thereafter until the third anniversary of the date of grant, subject to Mr. Hamood’s continuous service through each applicable vesting date.

Mr. Hamood will also be entitled to receive an annual award of an option to purchase common stock with a grant date fair value of $100,000 pursuant to the Policy. Such annual awards will be granted following each annual meeting of stockholders assuming the non-employee director continues on the Board, and the award will vest in equal monthly installments over the 12 months following the date of grant.

The Company has also entered into its standard form of indemnification agreement with Mr. Hamood, a copy of which has been filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-253622) filed with the Securities and Exchange Commission on March 15, 2021 and is incorporated herein by reference.

Item 7.01. Regulation FD.

On October 5, 2021, the Company issued a press release announcing the appointment of Mr. Hamood as a director of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, regardless of any general incorporation language in such filing, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 5, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FINCH THERAPEUTICS GROUP, INC.

Date: October 5, 2021	By:	/s/ Mark Smith
Mark Smith, Ph.D.
Chief Executive Officer